Exhibit 23.02

CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Global Micro Trust of our report dated April 22, 2014 on the statement of financial condition of Millburn Ridgefield Corporation as of December 31, 2013 which appears in such Prospectus. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland

April 28, 2014